CHC GROUP SETS JULY 9 FOR FISCAL-2014 FOURTH-QUARTER EARNINGS RELEASE;
CALL WITH ANALYSTS TO BE HELD ON JULY 10

June 12, 2014 – Vancouver, British Columbia, Canada – CHC Group (NYSE:  HELI), the parent company of CHC Helicopter, plans to issue its earnings release for the fiscal-year 2014 fourth-quarter, which ended April 30, after market close on Wednesday, July 9.
The following day, Thursday, July 10, the company will hold a call for analysts at 8 a.m. (Eastern Time).  The call also will be audio webcast at www.chc.ca/presentations.
Presentation material accompanying the earnings release will be posted to the same website before the call begins.  Analysts only are invited to dial into and register for the call at (877) 407-0778 or (201) 689-8565, using Conference ID 13583780.

About CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment.  The company operates about 240 aircraft in approximately 30 countries around the world.

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Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca